UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2007

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, at the request of our board of directors, William J. Lansing stepped down as our chief executive officer. Mr. Lansing was removed from our board of directors without cause effective October 25, 2007.

Effective October 25, 2007, our board of directors appointed John D. Buck, currently the chairman of the board, as our interim chief executive officer. Mr. Buck, age 57, has served as the chief executive officer and owner of Whitefish Ventures, LLC, a provider of financial and general business services to small business enterprises, since 2000. Prior to joining Whitefish Ventures, Mr. Buck served as president and chief operating officer of Fingerhut Companies from 1996 to 2000. Mr. Buck also currently serves as non-executive chairman of the board of Medica, the second largest health plan in Minnesota. He also serves on the board of directors of Patterson Companies, Inc. and Halo Innovations. Previously, Mr. Buck held senior executive management positions at Graco Inc., Honeywell Inc., and Alliant Techsystems Inc.

A press release discussing this matter is filed as Exhibit 99 to this current report and incorporated by reference into Item 5.02.

Item 9.01 Financial Statements and Exhibits.

99 Press Release dated October 25, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

October 31, 2007	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel and Seretary

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Exhibit Index

Exhibit No.	Description

99	Press Release dated October 25, 2007